UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 28, 2008

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01. Other Events

On January 28, 2008, Oklahoma Gas and Electric Company, an Oklahoma corporation (the “Company”) entered into an Underwriting Agreement and filed on January 28, 2008 with the Securities and Exchange Commission a preliminary prospectus supplement relating to $200,000,000 in aggregate principal amount of its 6.45% Senior Notes, Series due February 1, 2038 (the “Senior Notes”). The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration on Form S-3 (File No. 333-127843).

Attached as Exhibit 1.01 is the Underwriting Agreement dated January 28, 2008 among the Company and Greenwich Capital Markets Inc. and BNY Capital Markets, Inc., on behalf of themselves and the other underwriters named therein relating to the sale of the Senior Notes.

Attached as Exhibit 4.01 is the form of Supplemental Indenture No. 8 dated as of January 15, 2008 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

Attached as Exhibit 5.01 is an Opinion of Counsel as to the legality of the Senior Notes.

Attached as Exhibit 12.01 is the calculation of the ratio of earnings to fixed charges.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

1.01

Underwriting Agreement, dated January 28, 2008 between Oklahoma Gas and Electric Company and Greenwich Capital Markets Inc. and BNY Capital Markets, Inc., on behalf of themselves and the other underwriters named therein relating to $200,000,000 in aggregate principal amount of the Company’s 6.45% Senior Notes, Series due February 1, 2038 (the “Senior Notes”).

4.01	Form of Supplemental Indenture No. 8 dated as of January 15, 2008 between Oklahoma Gas and Electric Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

5.01	Opinion of Counsel as to the legality of the Senior Notes.

12.01	Calculation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

January 31, 2008